                                  EXHIBIT 10.1

                AMENDMENT TO THE EMPLOYMENT AGREEMENT AS AMENDED
                  BY AND BETWEEN THE COMPANY AND MARTHA STEWART

            AMENDMENT, dated as of March 15, 2004 (this "Amendment") to the Employment Agreement, dated October 22, 1999, as amended (the "Agreement"), by and between Martha Stewart Living Omnimedia, Inc. (the "Company"), a Delaware corporation, and Martha Stewart (the "Executive"). Capitalized terms used in this Amendment but not defined herein shall have the meanings provided in the Agreement.

                              W I T N E S S E T H:

            WHEREAS, the parties hereto entered into the Agreement in connection with the Company's initial public offering;

            WHEREAS, the Executive was the founder of the Company's predecessor entity and has been instrumental in the growth of the Company since its inception;

            WHEREAS, until June 4, 2003, the Executive served as the Company's Chairman of the Board and Chief Executive Officer;

            WHEREAS, on June 4, 2003, the Executive voluntarily resigned as Chairman of the Board and Chief Executive Officer of the Company and the parties agreed to the Executive's continuation of her employment with the Company as its Chief Creative Officer;

            WHEREAS, on March 15, 2004, the Executive voluntarily resigned her positions as a director and Chief Creative Officer of the Company and assumed the position of Founding Editorial Director;

            WHEREAS, the Company recognizes that the Executive's creative talents and contributions to the Company are unique and have been integral to the success of the Company and that continuing to have the benefit of Executive's unique creative talents and contributions is in the best interests of the Company and its shareholders;

            WHEREAS, the parties agree that it is in the best interests of the Company and its shareholders for the Executive to continue her employment with the Company as its Founding Editorial Director, a non-officer position; and

            WHEREAS, the parties desire to amend the Agreement to reflect the changes in the Executive's position and responsibilities;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendment to Section 1 (Employment). Section 1 of the Agreement is hereby amended and restated as follows:

                        "Effective as of March 15, 2004, the Company hereby agrees to continue the employment of the Executive in the position of Founding Editorial Director of the Company, and the Executive hereby agrees to continue her employment in such capacity, on the terms and conditions set forth below."

                  2. Amendments to Section 3 (Position and Duties). The first two sentences of Section 3 of the Agreement are hereby amended and restated as follows:

                        "Effective as of March 15, 2004 and until the end of the Employment Period, the Executive shall serve as the Founding Editorial Director of the Company, with the duties, authority and responsibilities described on Schedule A. The Executive shall report to the Chief Executive Officer of the Company."

                  3. Amendments to Section 6(d) (Termination - Good Reason). The second sentence of Section 6(d) of the Agreement is hereby amended by deleting the words "or her approval in her capacity as the Chairman of the Board".

                  4. Continuing Effect of the Agreement. This Amendment shall not constitute an amendment of any provision of the Agreement not expressly referred to herein. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

                  5. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including facsimile counterparts), each of which shall be deemed to be an original, and which taken together shall be deemed to constitute one and the same instrument.

                  6. No Waiver. It is understood and acknowledged that none of the changes to the Agreement effected by this Amendment and no action or inaction by any party in connection therewith shall be construed as a waiver of any rights of the Executive or the Company arising under any agreement between the Executive and the Company or under applicable law all of which are expressly reserved.

                  7. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its conflict of laws or choice of laws principles.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                 MARTHA STEWART LIVING OMNIMEDIA, INC.

                                 By:    /s/ Sharon Patrick
                                    --------------------------------
                                    Name: Sharon Patrick
                                    Title: President & Chief Executive Officer

                                 EXECUTIVE

                                      /s/ Martha Stewart
                                 ----------------------------------
                                 Martha Stewart

                                      -23-